UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☒   Definitive Additional Materials

☐   Soliciting Material Pursuant to Section 240.14a-12

DODGE & COX FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒   No fee required.

☐   Fee paid previously with preliminary materials.

☐   Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dodge & Cox® Funds September 30, 2024 Dear Shareholder: We continue to see shareholders supporting the proposal to elect twelve nominees to the Board of Trustees and the proposal to amend the investment objective of the Dodge & Cox Balanced Fund in connection with the Special Meeting of Shareholders (“Meeting”) to be held on October 24, 2024. There are less than four weeks until the Meeting and there is still time to submit your vote. Now is the time to take a few moments to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by telephone or internet. Vote by Phone by calling 1-833-812-4594 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10:00 a.m. to 11:00 p.m. Eastern time. You may also call the toll-free number on the enclosed proxy card and follow the prompts. Vote by Internet by visiting the URL on the enclosed proxy card and following the instructions. Vote by Mail by completing, signing, and dating the enclosed proxy card and returning it in the enclosed prepaid return envelope. If you have any questions regarding the proxy or need assistance in voting, please contact our proxy solicitor, Morrow Sodali Fund Solutions (“MSFS”) at 1-833-812-4594. Please note that an MSFS representative may call you to assist in voting over the phone. Thank you in advance for your vote, Dana M. Emery Chair of the Board of Trustees DC_R4_2024

Dodge&Cox® Funds October 7, 2024 Dear Shareholder: There are approximately three weeks until the Special Meeting of Shareholders (“Meeting”) of the Dodge & Cox Balanced Fund (“Fund”), to be held on October 24, 2024, you and your fellow shareholders are being asked to approve an election of twelve nominees to the Board of Trustees approve a proposal to amend the investment objective of the Dodge & Cox Balanced Fund. Please be aware that the retail investors’ vote participation has been encouraging. As of the date of this letter, we have not received your vote. Please join your fellow shareholders who have already voted by taking a moment to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by telephone or internet. Vote by Phone by calling 1-833-812-4594 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10:00 a.m. to 11:00 p.m. Eastern time. You may also call the toll-free number on the enclosed proxy card and follow the prompts. Vote by Internet by visiting the URL on the enclosed proxy card and following the instructions. Vote by Mail by completing, signing, and dating the enclosed proxy card and returning it in the enclosed prepaid return envelope. If you have any questions regarding the proxy or need assistance in voting, please contact our proxy solicitor, Morrow Sodali Fund Solutions (“MSFS”) at 1-833-812-4594. Please note that an MSFS representative may call you to assist in voting over the phone. Thank you in advance for your vote, Dana M. Emery Chair of the Board of Trustees DC_R5_2024

Dodge&Cox® Funds DODGE & COX BALANCED FUND IMMEDIATE ACTION NEEDED Dear Shareholder: We are writing to ask you to vote your proxy in connection with the Special Meeting of Shareholders (“Meeting”) of the Dodge & Cox Balanced Fund (“Fund”), to be held on October 24, 2024. The Board of Trustees unanimously recommends you vote FOR the election of twelve nominees to the Board of Trustees and FOR a proposal to amend the investment objective of the Fund. Voting your shares is easy: Please call our proxy solicitor, Morrow Sodali Fund Solutions Monday through Friday between 10:00 a.m. and 11:00 p.m. Eastern time Saturday between 12:00 p.m. and 5:00 p.m. Eastern time 1-833-876-4265 Please have your reference number(s) below ready and a representative will assist you in casting your vote. REFERENCE NUMBER(S): To receive a free copy of the Proxy Statement, please call the Fund’s proxy solicitor toll-free at 1-833-812-4594 or go to https://proxyvotinginfo.com/p/dodgeandcox The Proxy Statement contains important information about your proposals and therefore you are advised to read it.

DC_IA_2024

TO OUR SHAREHOLDERS Your Vote Is Important We recently mailed proxy materials for a Special Meeting of Shareholders to be held on October 24, 2024. If you haven’t yet, please review the materials on our website at dodgeandcox.com/fundsproxy and cast your vote. Online Visit proxyvotenow.com/dodgeandcox By Phone Call 1-855-302-8829, enter the voting control number found on your proxy materials and follow the recorded instructions. By Mail Complete your proxy card and return the signed card in the postage-paid envelope. We encourage you to vote online or by phone using the control number provided on the proxy card you received by mail. Voting online or by phone will reduce time and costs to the Fund associated with this proxy solicitation. If you cannot locate your proxy materials and would like to place your vote, please call 1-833-812-4594 and a representative would be happy to help. Our proxy voting specialists are available weekdays from 10:00 a.m. to 11:00 p.m. Eastern time. Dodge&Cox® Funds